LEGAL PROCEEDINGS
Since October 2003
 Federated and related
 entities collectively
 Federated and various
Federated funds Funds
 have been named as
 defendants in
several class action
 lawsuits now pending
 in the United States
District Court for the
 District of Maryland
The lawsuits were
purportedly filed on
behalf of people who
 purchased owned
andor redeemed shares
 of Federatedsponsored
 mutual funds during
specified periods
beginning November 1
1998 The suits are
generally similar
 in alleging that
Federated engaged
in illegal and imprope
r trading practices
including market timing
 and late
trading in concert
with certain institutional
 traders which allegedly
caused financial injury
to the mutual fund
shareholders These
lawsuits began to
be filed shortly after
 Federateds first public
announcement that it
had received requests
 for information on
 shareholder trading
activities in the
Funds from the SEC
the Office of the
New York State Attorney
 General NYAG and other
 authorities In that
regard on November 28 2005
Federated announced that
 it had reached final
settlements with the SEC
 and the NYAG with
respect to those matters
 Specifically the SEC
and
NYAG settled proceedings
 against three Federated
 subsidiaries involving
 undisclosed market
 timing arrangements
and late trading The
 SEC made
findings that Federated
 Investment Management
 Company FIMC an SEC
registered investment
adviser to various
Funds and Federated
 Securities
Corp an SECregistered
 brokerdealer and
distributor for the Funds
 violated provisions of
 the Investment Advisers
Act and Investment Company Act
by approving but not
disclosing three market
 timing arrangements or
 the associated conflict
of interest between FIMC
 and the funds involved in
the arrangements either
to other fund shareholders
 or to the funds board
and that Federated
Shareholder Services
Company formerly an
SECregistered transfer
agent failed to prevent
 a customer and a
 Federated employee
from late trading in
violation of provisions
 of the Investment
Company Act The NYAG
found that such conduct
 violated provisions of
 New York State law
Federated entered into
the settlements without
admitting or denying the
 regulators findings As
 Federated previously
reported in 2004 it has
 already paid approximately
 80 million to certain funds
as determined by an
independent consultant
 As part of these settlements
 Federated agreed to pay
disgorgement and a civil
 money penalty in the
aggregate amount of an
additional 72 million
 and among other things
 agreed that it would
not serve as investment
 adviser to any registered
investment company unless
 i at least 75 of the
funds directors are
independent of Federated
 ii the chairman of
each such fund is
independent of
Federated iii no action
may be taken by the
funds board or any
 committee thereof
unless approved by
a majority of the
independent trustees of
the fund or committee
 respectively and iv
the fund appoints a
senior officer who reports
 to the independent
 trustees and is responsible
 for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the
process by which management
 fees charged to
a fund are approved
The settlements are
described in Federateds
 announcement which
along with previous
press releases and
related
communications on
those matters is available
 in the About Us section
 of Federateds website at
FederatedInvestorscom
Federated entities have
also been named as
defendants in several
additional lawsuits
that are now pending
in the United States
District Court for
the Western District
of Pennsylvania alleging
 among other things
excessive advisory and
 Rule 12b1 fees
The Board of the Funds
 retained the law firm
 of Dickstein Shapiro
 LLP to represent the
Funds in each of the
lawsuits described in
 the
preceding two paragraphs
 Federated and the Funds
 and their respective
 counsel have been
defending this litigation
and none of the Funds
remains a defendant in
 any of the lawsuits
though some could
potentially receive
 any recoveries as
nominal defendants
 Additional lawsuits
based
upon similar allegations
 may be filed in the
future The potential
 impact of these lawsuits
all of which seek
 unquantified damages
attorneys fees
and expenses and future
 potential similar
suits is uncertain
Although we do not
believe that these
lawsuits will have
a material adverse
effect on
the Funds there can
 be no assurance that
 these suits ongoing
adverse publicity andor
other developments
resulting from the
regulatory
investigations will
not result in increased
 Fund redemptions
reduced sales of Fund
 shares or other
adverse consequences
for the Funds